Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACT

Robert R. Foley

Chief Financial Officer

(212) 297-1000

Or

Heidi Gillette

Director, Investor Relations

(212) 297-1000

GRAMERCY CAPITAL CORP. TO HOST

2007 ANNUAL INVESTOR CONFERENCE ON MONDAY, DECEMBER 3, 2007

New York, NY — November 19, 2007 — Gramercy Capital Corp. (NYSE: GKK), a real estate investment trust, announced today that it will host their 2007 Annual Investor Conference on Monday, December 3, 2007. Management presentations will begin at 10:30 AM EST.

The conference will be available via conference call and webcast.  The conference call will can be accessed by dialing (888) 396.2369 Domestic or (617) 847.8710 International, and using passcode 62039309.  The webcast can be accessed live in audio-only mode, at www.gramercycapitalcorp.com via Gramercy’s Investor Relations page.

For more information and to register please email GKK2007@gramercycapitalcorp.com.

About Gramercy Capital Corp.

Gramercy Capital Corp. is a commercial real estate specialty finance company that focuses on the direct origination and acquisition of whole loans, subordinate interests in whole loans, mezzanine loans, preferred equity, CMBS and other real estate securities, and net lease investments involving commercial properties throughout the United States. Gramercy is externally-managed by GKK Manager LLC, which is a majority-owned subsidiary of SL Green Realty Corp. (NYSE: SLG). Gramercy is headquartered in New York City and has a regional investment office in Los Angeles, California.

To be added to the Company’s distribution list or to obtain the latest news releases and other Company information, please visit our website at www.gramercycapitalcorp.com or contact Investor Relations at 212-297-1017.